VALHI ANNOUNCES QUARTERLY CASH DIVIDEND AND

RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 22, 2025 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of eight cents ($0.08) per share on its common stock, payable on June 26, 2025 to stockholders of record at the close of business on June 9, 2025.

Valhi also announced that at its annual stockholder meeting held on May 22, 2025, its stockholders:

●	elected each of Thomas E. Barry, Loretta J. Feehan, Terri L. Herrington, W. Hayden McIlroy, Gina A. Norris, Michael S. Simmons and Mary A. Tidlund as a director for a one-year term; and
●	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2025 annual stockholder meeting.

Valhi, Inc. is engaged in the chemicals (TiO2), component products (security products and recreational marine components) and real estate management and development industries.

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Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700